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                                                                   EXHIBIT 10.18

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                                                     PA Draft #9
                                                                 Execution Draft
                                                                February 9, 2001

                         MASTER LOAN GUARANTY AGREEMENT


         THIS MASTER LOAN GUARANTY AGREEMENT ("Agreement") is made and entered into by and between THE EDUCATION RESOURCES INSTITUTE, INC. ("TERI"), a private non-profit corporation organized under Chapter 180 of the Massachusetts General Laws, with its principal place of business at 330 Stuart Street, Boston, Massachusetts 02116 and THE FIRST MARBLEHEAD CORPORATION ("FMC"), a Delaware corporation having a principal place of business at 30 Little Harbor, Marblehead, Massachusetts 01945. This Agreement is dated as of February 2, 2001.

                                    RECITALS

         WHEREAS, TERI is a not-for-profit private loan guaranty company with substantial experience developing and executing education loan programs made by private lenders and guaranteed by TERI; and

         WHEREAS, FMC is a developer, marketer, and market maker for education loans made by private lenders and sold by those lenders into Securitization Transactions arranged by FMC and its affiliate, The National Collegiate Trust; and

         WHEREAS, FMC and TERI contemplate executing and consummating a certain Purchase and Sale Agreement pursuant to which TERI will sell to First Marblehead Education Resources ("FMER") its operating divisions that perform loan underwriting, origination, marketing and claims management with respect to loans guaranteed by TERI; and

         WHEREAS, FMC and TERI contemplate that TERI and FMER will enter into a Master Servicing Agreement pursuant to which FMER will provide services to TERI in connection with the underwriting, origination, and claims management of existing and future TERI-guaranteed loans; and

         WHEREAS, FMC and TERI contemplate that TERI and FMC Marketing Sub will enter into a Loan Marketing Agreement pursuant to which FMC Marketing Sub will provide marketing services to TERI; and

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         WHEREAS, FMC and TERI desire to arrange for TERI to guaranty existing and future FMC-sponsored loan programs, including, without limitation, the Bank of America/GATE Loan Programs; and

         WHEREAS, TERI would benefit from FMC's creation of a new market for Program Lenders to sell loans guaranteed by TERI; and

         WHEREAS, FMC and TERI desire to set forth herein in detail the terms pursuant to which TERI will provide guarantees for the Bank of America/GATE Loan Programs and FMC will continue to create a market for loans made under such program; and

         WHEREAS, FMC desires to set forth herein procedures to negotiate terms and conditions for future TERI-guaranteed programs to be marketed by FMC Marketing Sub and purchased in Securitization Transactions.

         NOW, THEREFORE, in consideration of these presents and the covenants contained herein, the parties do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings.

1.01 "Asset Purchase Date" means the date of consummation of the transactions contemplated by the Purchase and Sale Agreement.

1.02 "BA" or "Bank of America" means Bank of America, National Association, a national banking association having its principal office in Charlotte, North Carolina.

1.03 "BA Guaranty Agreement" means the form of Guaranty Agreement, attached hereto as Exhibit C.

1.04 "BA Note Purchase Agreement" means a certain Note Purchase Agreement between BA and FMC dated as of April 3, 2000.

1.05 "Deposit and Security Agreement" means an agreement between BA and TERI substantially in the form of Exhibit E attached hereto.

1.06     "Excess Deposited Funds" has the meaning set forth in Section 2.04.

1.07 "FMC Marketing Sub" means TERI Marketing Services, Inc., a Delaware corporation.

1.08 "FMC Purchase Program" means a loan program (including, without limitation, the Bank of America/GATE Loan Programs) pursuant to which FMC has agreed to enter

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into a Note Purchase Agreement with the Program Lender(s) and thereby create a regular method for Program Lender(s) to sell TERI-guaranteed loans. The Bank of America/GATE Loan Programs are FMC Purchase Programs. No other loan program shall be considered an "FMC Purchase Program" until FMC and TERI have executed a separate letter agreement as described in Section 2.05 hereof.

1.09 "FMER" means First Marblehead Education Resources, a Delaware corporation.

1.10 "GAAP" means generally accepted accounting principles, consistently applied.

1.11 "Bank of America/GATE Loan Programs" means, collectively, the loan programs described in the Program Guidelines.

1.12 "GATE Student Loan Program" means the FMC-sponsored program providing loans for graduate and undergraduate students who (a) may not have a credit history but do not have significant negative credit history, (b) are enrolled at schools that (i) agree to participate in the program, (ii) award the loans to specified students, and (iii) in most cases, provide direct or indirect credit support for the loans, as such program may be revised or modified from time to time.

1.13     "Governmental Entity" has the meaning set forth in Section 6.04 below.

1.14 "Guaranty Agreement" means that form of Guaranty Agreement between TERI and a Program Lender attached hereto as Exhibit G.

1.15 "Loan Origination Agreement" means a form of agreement between TERI and a Program Lender substantially in the form of Exhibit D attached hereto.

1.16 "Master Servicing Agreement" means that certain agreement to be entered into on the Asset Purchase Date between TERI and FMER with respect to certain loan origination, underwriting, and collection services provided by FMER to TERI.

1.17 "NCT" means The National Collegiate Trust, a Delaware business trust owned by FMC.

1.18 "Note Purchase Agreement" means an agreement pursuant to which FMC agrees with a Program Lender to use its best efforts to cause Securitization Transactions to occur and which defines the terms pursuant to which NCT or an NCT affiliate will purchase TERI-guaranteed loans covered by a particular FMC Purchase Program.

1.19     "Pledged Account" has the meaning set forth in Section 2.04.

1.20 "Program Guidelines" means, collectively, Exhibits A through J attached to the BA Guaranty Agreement, as modified from time to time pursuant to the terms hereof, and such similar guidelines as may hereafter by agreement of the parties apply to any future FMC Purchase Program.

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1.21     "Program Lender" means (a) with respect to the Bank of America/GATE
Loan Programs, Bank of America, and (b) with respect to any future FMC Purchase Program, any financial institution that agrees to act as lender pursuant to the Program Guidelines governing such program and enters (x) into a Guaranty Agreement substantially in the form of Exhibit G hereto or such other form as TERI and FMC may agree and (y) into a Note Purchase Agreement satisfactory to FMC.

1.22 "Purchase and Sale Agreement" means an agreement to be entered into between FMC and TERI pursuant to which FMC agrees to cause FMER to purchase certain tangible and intangible assets of TERI.

1.23 "Rating Agencies" means Moody's Investors Services, Inc., Fitch IBCA, and Standard & Poors, Inc., any successor thereto, and any other nationally recognized statistical rating agency (as defined in the regulations of the Securities and Exchange Commission) that now or hereafter issues a publicly available credit rating of TERI.

1.24 "Seasoned Loans" means all Bank of America/GATE Loans meeting the following criteria:

         (a)   that have not been sold by BA, and

         (b)   either

               (i) with respect to a Loan whose first scheduled borrower payment is less than 30 months after the date of the first disbursement, six months have expired after the date of such first disbursement and the loan has been fully disbursed; or

               (ii) with respect to Loans whose first scheduled borrower payment is 30 months or more after the date of the first disbursements, 30 months have expired following the date of first disbursement; and

         (c) FMC's right to purchase such Loan has not expired (such expiration occurring [**] days after the first May 1 when such Loan first met the definition of a "Seasoned Loan").

         For purposes of subsection (b), the records of the Servicer established after the first disbursement is actually made shall be dispositive, unless manifestly erroneous. FMC shall prepare a monthly report to TERI, based upon the Servicer's monthly report of new loans posted to the servicing system. Such a report shall include borrower name, loan number, principal amount, and the date the loan will become a "Seasoned Loan."

1.25 "Securitization" or "Securitization Transaction" shall mean and refer to a transaction in which one or more Program Lenders sell TERI-guaranteed loans to a Special Purpose Entity, which entity funds the acquisition of such loans by the issuance

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of debt instruments or other obligations, which instruments or obligations are limited in recourse to the proceeds of the loans being purchased by such special purpose entity and certain other assets, such as the Pledged Account described in Section 2.04 hereof, bond insurance and other assets supporting obligations issued by the Special Purpose Entity. FMC shall make equity investments as provided herein to provide additional funds for loan acquisition.

1.26 "Securitization Trust Agreement" means an agreement pursuant to which a Sub Trust is created and the beneficial interests of its owners are established.

1.27 "Servicer" means: (a) with respect to the Bank of America/GATE Loan Program, the Pennsylvania Higher Education Assistance Agency or such other servicer as may be designated by FMC and approved by TERI from time to time, and
(b) with respect to any other program, the servicer or servicers acceptable to FMC and TERI who agree with Program Lenders and with NCT to provide both pre- and post-securitization loan servicing.

1.28 "Special Purpose Entity" or "Sub Trust" means an entity formed by NCT or FMC for the limited purpose of conducting a Securitization Transaction in which TERI-guaranteed loans (and loans from other FMC programs) are purchased from one or more Program Lenders.

1.29 "Subsequent Guaranty Fee" has the meaning set forth in the BA Guaranty Agreement and in any other Guaranty Agreement that calls for the Program Lender to pay guaranty fees to TERI in addition to payment of TERI's initial guaranty fee of [**], which fees may be either or both: (a) collected from the borrower and/or paid by the Lender in connection with Loan disbursement, or (b) paid by the Lender subsequent to the funding of the loan (for example, at the beginning of loan repayment or at purchase in a Securitization Transaction).

                                   ARTICLE II
                    AFFIRMATIVE COVENANTS OF TERI RELATING TO
                  GATE FAMILY LOAN PROGRAM AND FUTURE PROGRAMS

2.01 GUARANTY AGREEMENT WITH BANK OF AMERICA. TERI shall enter into a Guaranty Agreement with Bank of America, as Program Lender under the Bank of America/GATE Loan Programs, substantially in the form of Exhibit C attached hereto, with such changes therein as may be requested by Bank of America and approved by TERI and FMC, which approval shall not be unreasonably withheld, delayed or conditioned. TERI shall maintain such Guaranty Agreement in full force and effect unless and until either: (a) TERI shall terminate the Guaranty Agreement pursuant to the terms thereof, or (b) this Agreement is terminated.

2.02 LOAN ORIGINATION AGREEMENT. TERI shall enter into a Loan Origination Agreement with Bank of America relating to origination of the prepGATE Loan Program (one of the Bank of America/GATE Loan Programs) substantially in the form of Exhibit

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D attached hereto, with such changes therein as may be requested by Bank of
America and approved by TERI and FMC, which approval shall not be unreasonably withheld, delayed or conditioned.

2.03 APPROVAL OF PROGRAM GUIDELINES. The parties agree that the Program Guidelines will need to be updated and be modified to respond to changed conditions from time to time, and that new or revised Program Guidelines may need to be developed for future FMC Purchase Programs. Modifications that affect TERI shall be made in a manner that does not interfere with the ordinary advertising and origination cycle for education loans. Accordingly, the parties shall exchange requests for modifications affecting TERI in the last calendar quarter of each year, on or prior to November 15th, and shall conclude their discussions of any modifications by December 31 of each calendar year. All modifications must be mutually acceptable. Any modifications to the Program Guidelines that affect a Program Lender or Servicer must be approved by the party affected. The parties shall use their best efforts to obtain such approval.

2.04 SEGREGATION OF GUARANTY FEES. TERI shall enter into a Deposit and Security Agreement with Bank of America and the Agent named therein, substantially in the form of Exhibit E attached hereto, providing, INTER ALIA, for the segregation of a portion of guaranty fees payable to TERI in respect of loans originated under the BA Guaranty Agreement, and including the following key terms:

         (a) The Subsequent Guaranty Fees in respect of such loans shall be paid directly to the Agent as soon as such fees become payable and deposited by the Agent into a segregated fund, which shall be held as collateral to secure TERI's obligation to purchase defaulted Bank of America/GATE Loans (the "Pledged Account"). The Agent shall have a perfected security interest in any right of TERI to receive any Subsequent Guaranty Fee, and TERI shall take all actions necessary or appropriate to perfect such interest, including, without limitation, execution of UCC-1 financing statements.

         (b) The Agent shall be a financial institution acceptable to all of the parties.

         (c) From time to time, the Agent will release amounts from the Pledged Account to enable TERI to purchase defaulted loans ("Defaulted Loans"). TERI shall deposit net amounts recovered with respect to Defaulted Loans to the Pledged Account as set forth in the Deposit and Security Agreement. Such deposit is computed after deduction of TERI's collection costs. Recoveries include any repurchase of a "cured" loan by a Program Lender.

         (d) Upon a sale of Seasoned Loans, the guaranty of which is collateralized by the Pledged Account, in a Securitization Transaction, (i) the indenture trustee in the Securitization Transaction shall become the Agent with respect to the Pledged Account or (ii) some or all of the applicable Program Lender's interest in the Pledged Account shall be assigned to such indenture trustee, to secure TERI's obligation to pay guaranty claims to the Sub Trust.

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         (e)   TERI shall be entitled to receive a payment of Excess Deposited
Funds quarterly. As used herein, "Excess Deposited Funds" means the amount by which the balance of funds held in the Pledged Account exceeds [**] of the principal of any TERI-guaranteed loans held by the Sub Trust. FMC agrees to consult with the Rating Agencies from time to time regarding reduction of such percentage below [**] and to cause such reduction to be included in the terms of future Securitization Transactions to the extent that it can be effected without adverse effect upon either the credit rating or the financial terms of such transactions.

         (f) In the event that the Rating Agencies or a party to a Securitization Transaction requires a modification to the terms under which the Pledged Account will be held in such transaction, TERI agrees to negotiate in good faith with respect to such modification.

2.05 TERI REVIEW OF DESIGN OF FUTURE PROGRAMS. FMC may, and to the extent required by Sections 3.05 and 8.01(b), FMC shall from time to time, propose additional FMC Purchase Programs for inclusion under this Agreement. TERI agrees to review such proposals promptly and to respond, in writing, to such proposals within thirty (30) days, specifying any changes it requests in order to approve such proposals for inclusion under this Agreement. Upon approval of an additional FMC Purchase Program for inclusion under this Agreement, TERI shall give to FMC its written approval of the associated Program Guidelines, Guaranty Agreement, Loan Origination Agreement, Deposit and Security Agreement, and Note Purchase Agreement, all of which shall be in form and substance reasonably satisfactory to FMC and TERI.

2.06 APPROVAL OF SERVICERS. TERI shall review and approve or deny within thirty (30) days any proposed Servicer suggested by FMC or any Program Lender. TERI's approved Servicer list presently includes Pennsylvania Higher Education Assistance Authority, AFSA Data Corporation, Education Funding Services, USA Group Servicing, Education Funding Group (formerly EduServ), Unipac Services Corporation, and Great Lakes Higher Education Servicing.

TERI will not unreasonably withhold its consent to the Program Lender's choice of a servicer not previously approved by TERI (it being acknowledged that the Program Lender, not TERI, bears the ultimate financial risk of retaining a servicer that does comply with the Program Guidelines.)

TERI's approval of a Servicer is in no way an endorsement of such Servicer and TERI shall have no liability to the Program Lender or FMC for any losses arising from such Servicer's failure to comply with the Program Guidelines or applicable law, nor shall TERI be required to honor any claim submitted by such Servicer if the claim does not comply with the requirements of the applicable Guaranty Agreement.

2.07 ISSUANCE OF CONTINUING GUARANTY AGREEMENT IN SECURITIZATION TRANSACTION. In order to facilitate Securitization Transactions, TERI agrees to issue a new guaranty agreement to the new owner of TERI-guaranteed loans in any Securitization Transaction

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involving an FMC Purchase Program. Said guaranty agreement shall be on the same terms and conditions as those applicable to the Program Lender selling the loans in the Securitization Transaction.

2.08 OPINIONS IN SUPPORT OF SECURITIZATION. In order to facilitate Securitization Transactions, TERI agrees to provide the opinion of its Massachusetts and federal law counsel, addressed to the parties in a Securitization Transaction, to the effect that the form and terms of any Promissory Note, disclosure, and other loan documents used by TERI to originate any FMC Purchase Program Loan sold in the Securitization Transaction comply with all Massachusetts and federal law requirements. This requirement shall only apply to loans actually originated by TERI pursuant to an agreement with the Program Lender.

                                   ARTICLE III
                        COVENANTS OF FMC WITH RESPECT TO
                  GATE FAMILY LOAN PROGRAM AND FUTURE PROGRAMS

3.01 FACILITATION OF SECURITIZATION TRANSACTIONS. FMC has entered into a Note Purchase Agreement with Bank of America, relating to purchase of all Seasoned Loans made by Bank of America. FMC agrees for the benefit of TERI to perform its obligations pursuant to said Note Purchase Agreement. FMC further agrees, for the benefit of TERI, to [**] to cause a purchase of Bank of America/GATE Loans in a Securitization Transaction pursuant to the Note Purchase Agreement at least once per calendar year and that such Securitization Transaction shall be scheduled to occur in the period March through May. In addition, as soon as the volume of loans to mid-year graduates is sufficient to make a second annual securitization economically reasonable, FMC will [**]to cause a Securitization Transaction to occur in the fall of each year. The purpose of this provision is to minimize the likelihood that large numbers of loans will go into default and become subject of a Guaranty claim before all Subsequent Guaranty fees have been paid into the Pledged Account.

3.02 STRUCTURE OF SECURITIZATION TRANSACTION FOR BENEFIT OF TERI. FMC agrees, either directly or through its affiliate, NCT, to structure any Securitization Transaction in which loans made pursuant to an FMC Purchase Program are purchased to include the following provisions:

         (a) TERI shall be entitled to receive the Excess Deposited Funds, as defined in Section 2.04 above, to the extent any exist from time to time.

         (b) If the Asset Purchase Date has occurred and if TERI shall agree to accede to ownership of the Sub Trust by execution of an Accession Agreement in the form of Exhibit F attached hereto, then FMC will cause the terms of the Securitization Trust Agreement to provide a beneficial interest for TERI, as owner, that will entitle TERI to ownership of 25% of the Residual Value of TERI-guaranteed loans owned by such Sub Trust. The Securitization Trust Agreement shall be satisfactory in form and substance to

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FMC and TERI; PROVIDED, HOWEVER, that the consent of TERI to the terms of such
Securitization Trust Agreement shall not be required (but such agreement SHALL provide said 25% ownership) if this Agreement has been terminated pursuant to
Section 8.03(a) hereof. As used herein, the term "Residual Value" means the proceeds of TERI-guaranteed loans after (i) retirement of any debt or other obligations of the Sub Trust incurred by the Sub Trust in connection with the purchase of such loans, including, without limitation, payment of principal, interest, premium, bond insurance and other credit support costs, structuring costs, advisors fees and all other charges arising out of or incurred as a result of a Securitization Transaction, whenever payable, and also including the cost of any refinancing of such obligations, (ii) payment of all of the operating costs of the Sub Trust (e.g., trustees' fees and trust administration costs), not to exceed 75[**]basis points (0.75%) of the principal value of the Sub trust corpus per annum, (iii) payment of all servicing fees, collection agency fees and other charges assessed by third parties to service and collect the loans that make up the trust corpus, and (iv) repayment of any cash equity investment made by FMC or any affiliate of FMC in connection with the formation of the Sub Trust and the purchase of the TERI-guaranteed loans in question. TERI understands and agrees that there is no assurance that the Residual Value, as defined herein, will have any cash value with respect to any particular Sub Trust.

FMC agrees that it will not consummate any Securitization Transaction involving TERI-guaranteed loans prior to April 15, 2001. In the event FMC consummates a Securitization Transaction after that date (but prior to the Asset Purchase
Date) involving TERI-guaranteed loans that are FMC Purchase Loans, and FMC will arrange for TERI to receive the aforesaid ownership of 25%of the Residual Value of TERI-guaranteed loans in said transaction pursuant to an Accession Agreement, under the terms of which TERI's rights will revert to FMC if the Asset Purchase Date does not occur by January 1, 2002.

3.03 EQUITY INVESTMENT BY FMC IN SUB TRUST. If the Asset Purchase Date has occurred, FMC agrees to make equity investments in Sub Trusts that purchase FMC Purchase Program Loans. The amount of such equity investments shall be such amount as is necessary: (i) to provide adequate funds to purchase all FMC Purchase Program Loans then available for purchase under the applicable Note Purchase Agreement (including, without limitation, all Seasoned Loans), and (ii) to structure such transaction in accordance with Rating Agency guidelines and the transaction structure requirements of FMC. FMC's obligation to make equity investments in Sub Trusts shall not exceed the aggregate amount of $15 million in total of all investments made from time to time, including both investments to purchase Bank of America/GATE Loans and investments to purchase loans under any future FMC Purchase Programs, whether or not such investments have been repaid by any Sub Trust, in whole or in part. The terms of such equity investments shall be without interest or other premium, but such equity investments shall be entitled to a preference in repayment upon any liquidation of the Sub Trust, prior to any distribution of Residual Interests.

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3.04     OTHER CUSTOMARY FEES. FMC and its affiliates shall also be entitled to receive their customary fees in connection with the structuring of Securitization Transactions and the administration of Sub Trusts, as such fees are established from time to time. Such fees shall not exceed the amount charged by FMC or its affiliates for securitization structuring and/or trust administration in connection with similar transactions not involving TERI-guaranteed loans.

3.05 FMC OBLIGATION TO DEVELOP FUTURE PROGRAMS (PRIVATE LABEL). If the Asset Purchase Date has occurred, FMC shall, as a consultant to TERI, develop and propose to TERI consumer product pricing and repayment terms, together with other program terms necessary for future securitization for one or more programs of TERI-guaranteed private education loans to be marketed by Program Lender(s)
(i) under such lender's proprietary branding and/or (ii) to students attending one or more specified schools. Such programs will qualify as FMC Purchase Programs. FMC's proposals will include underwriting criteria and pricing matrices for the loans. It will also include any modifications to TERI's Program Guidelines necessary to describe the program. Upon approval of the program by TERI, FMC will draft for TERI's approval a proposed Guaranty Agreement, Loan Origination Agreement, model Loan Servicing Agreement acceptable for securitization by FMC, and a form of Note Purchase Agreement to be entered into between FMC and Program Lenders. FMC will propose the underwriting criteria and pricing matrices within 30 days after the Asset Purchase Date and from time to time thereafter. FMC shall receive no compensation for its services under this
Section 3.05 over and above the compensation it receives as a consequence of securitization of the loans made pursuant to its proposals. FMER may receive compensation under the Master Servicing Agreement for services that support FMC's efforts pursuant to this Section.

                                   ARTICLE IV
                            GENERAL COVENANTS OF TERI

4.01 MAINTAIN 501(c)(3) STATUS. TERI shall take all actions necessary or appropriate to maintain its status as a tax-exempt organization pursuant to
Section 501(c)(3) of the Internal Revenue Code of the United States. Such action shall include, without limitation, the maintenance of adequate staff levels and expertise to supervise the activities of FMER under the Master Servicing Agreement and to review and approve or reject FMC proposals for modifications to existing FMC Purchase Programs and for the creation of new FMC Purchase Programs.

4.02 GOVERNMENTAL APPROVALS. TERI shall obtain and maintain all necessary licenses, registrations, approvals, and governmental authorizations now or in the future necessary to conduct its business as a loan guaranty agency.

4.03 PERFORM GUARANTY OBLIGATIONS. TERI shall perform each and all of its obligations under each and every Guaranty Agreement between TERI and any Program Lender covered by this Agreement.

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4.04     CREDIT RATINGS.  TERI shall use all reasonable efforts to maintain its current credit ratings with the Rating Agencies.

4.05 REGULATORY COMMUNICATIONS. TERI shall promptly forward to FMC any notices, demands, reports or other communications from any regulator or supervisory agency having jurisdiction over TERI that in any way relate to or could potentially affect any FMC Purchase Program or any other loan Guaranty program offered by TERI.

4.06 CONSULTATION WITH FMC. TERI shall not offer any new loan guaranty program nor shall it enter into any other financially material transaction or assume any other material performance obligation (in addition to those currently in effect) without first consulting with FMC and will not enter into any such new program or obligation that will have a material adverse effect upon the ability of TERI to perform its obligations under this Agreement. This Section
4.06 is acknowledged not to apply to the entry by TERI into any agreement with a new lender under any existing TERI credit-tested loan program, so long as the terms of such agreement are substantially the same as for other lenders in such program.

                                    ARTICLE V
                                COVENANTS OF FMC

5.01 LICENSES AND PERMITS. FMC shall obtain and maintain all necessary licenses and permits in order to perform its obligations under this Agreement.

5.02 PERFORMANCE OF AGREEMENTS. FMC will perform its obligations under the Note Purchase Agreement and under similar note purchase agreements entered into pursuant to this Agreement.

5.03 OWNERSHIP OF OPERATING SUBSIDIARIES. During the term hereof, FMC shall be and remain the owner of 100% of the issued and outstanding voting securities of FMER and FMER shall be and remain the owner of 100% of the issued and outstanding voting securities FMC Marketing Sub.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF TERI

         TERI represents and warrants to FMC as follows:

6.01 ORGANIZATION AND QUALIFICATION. TERI is duly organized and validly existing and is in good standing as a nonprofit corporation under the laws of the Commonwealth of Massachusetts. TERI has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. TERI is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, or leased or operated by it or the nature of its business makes such qualification or licensing necessary.

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6.02     AUTHORITY.

         (a) TERI has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by TERI and the consummation by TERI of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of TERI are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by TERI and constitutes a legal, valid and binding obligation of TERI, enforceable against TERI in accordance with its terms.

         (b) The Board of Directors of TERI has (i) approved this Agreement and the other transactions contemplated by this Agreement, (ii) acting through duly authorized committees, reviewed and analyzed all information (including, without limitation, advice of counsel) that it has deemed necessary in order to determine the appropriateness from TERI's point of view of the transactions contemplated by this Agreement, and (iii) has declared that this Agreement and the other transactions contemplated by this Agreement are advisable and in the best interests of TERI. TERI shall provide to FMC a Clerk's certificate attesting to the relevant board resolutions, the vote approving each and any board minutes relating to the same.

6.03 NO CONFLICTS. The execution and delivery of this Agreement by TERI do not, and the performance of this Agreement by TERI will not:

         (a) conflict with or violate any provision of TERI's Certificate of Incorporation or Bylaws;

         (b) conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to TERI or by which any property or asset of TERI is or may be bound or affected; or

         (c) result in any breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any property or asset of TERI under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts"), to which TERI is a party or by which it or its assets or properties is or may be bound or affected.

6.04 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by TERI do not, and the performance of this Agreement by TERI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial, or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or body or self-regulated entity (each, a "Governmental Entity").

6.05 PERMITS, COMPLIANCE WITH LAW. TERI is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for TERI to own, lease and operate its properties or to carry on its business as now being conducted (collectively, the "TERI Permits"), and, as of the date of this Agreement, the suspension or cancellation of any of the TERI Permits is not pending or, to the knowledge of TERI, threatened. TERI is not in conflict with, or in default or violation of (i) any law applicable to TERI or by which any property or asset of TERI is or may be bound or affected, or (ii) any TERI Permits.

6.06     FINANCIAL STATEMENTS.

         (a) Each of the consolidated balance sheets of TERI (including, in each case, the related notes and schedules) as of December 31, 1998, December 31, 1999, and any subsequent date of any financial statement provided to FMC, fairly presented the consolidated financial position of TERI as of their respective dates in accordance with GAAP. Each of the consolidated statements of income and cash flows of TERI (including, in each case, any related notes and schedules) for the years ended December 31, 1998 and December 31, 1999, and the period ending with the date of the statement most recently provided to FMC fairly presented, the consolidated results of operations and cash flows, as the case may be, of TERI for the periods set forth in those consolidated statements of income and cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP. All of such balance sheets and statements comply as to form in all material respects with all applicable accounting requirements.

         (b) Except as and to the extent set forth on the consolidated audited balance sheet of TERI as of the date most recently provided to FMC, including related notes, TERI has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since the date of such balance sheet that, individually or in the aggregate have not resulted and could not reasonably be expected to result in a Material Adverse Effect (as hereinafter defined) on TERI. For purposes of this Agreement, "Material Adverse Effect" shall mean any events, circumstances or conditions that have had, or are reasonably likely to have, a material adverse effect on the party's financial condition, results of operations, assets or prospects.

6.07 LITIGATION. Except as set forth in Schedule 6.07 attached hereto, there is no suit, claim, action, proceeding or investigation (collectively, "Claims") pending or, to the knowledge of TERI, threatened against TERI before any court or administrative agency or regulatory agency. TERI is not subject to an outstanding order, written injunction or decree.

6.08 TAX FILINGS. TERI has timely filed, in accordance with all applicable law, all returns, declarations, reports, forms, estimates, information returns and/or statements required to be filed in respect of any Taxes or by any authority responsible for the enforcement of any taxes, including, without limitation, the Internal Revenue Service of the United States and the Massachusetts Department of Revenue.

6.09 501(c)(3) STATUS. No action, suit, proceeding, investigation, audit, claim or assessment is presently pending or, to the knowledge of TERI, proposed with regard to the retention by TERI of its status as a tax-exempt entity under
Section 501(c)(3) of the Internal Revenue Code.

6.10 CONFLICTING AGREEMENTS. TERI is not a party to any contract which purports to restrict or prohibit, in any respect, TERI from, directly or indirectly, engaging in any business contemplated by this Agreement. None of TERI's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with TERI, restricts in any respect TERI from, directly or indirectly, engaging in any of the businesses contemplated by this Agreement.

                                   ARTICLE VII
                      REPRESENTATIONS AND WARRANTIES OF FMC

         FMC hereby represents and warrants to TERI, as follows:

7.01     ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) FMC (i) is duly organized and is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority and all necessary governmental approvals to own, lease and operate the properties and to carry on its business as it is now being conducted, and
(iii) is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the property is owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

         (b) FMC is the owner of 100% of the outstanding equity interests in NCT.

7.02     AUTHORITY.

         (a) FMC has all the necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transaction contemplated by this Agreement to be consummated by it. The execution and delivery of this Agreement by FMC and the consummation by FMC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of FMC are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by FMC and constitutes a legal, valid and binding obligation of FMC enforceable against FMC in accordance with its terms.

7.03     NO CONFLICTS.

         The execution and delivery of this Agreement by FMC does not, and the performance of this Agreement by FMC will not:

         (i) conflict with or violate any provision of FMC's Certificate of Incorporation or Bylaws;

         (ii) conflict with or violate any law applicable to FMC or by which any property or asset of FMC is or may be bound or affected; or

         (iii) result in any breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any property or asset of FMC under, any contract to which FMC is a party or by which FMC or its assets or properties is or may be bound or affected.

7.04 REQUIRED FILINGS AND CONSENTS. Except as set forth in Schedule 7.04 hereto, the execution and delivery of this Agreement by FMC do not, and the performance of this Agreement by FMC will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental entity.

7.05 LITIGATION. There is no claim, action or proceeding pending or, to the knowledge of FMC, threatened against FMC before any court or administrative or regulatory body that, if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in an adverse effect on the consummation of the transactions contemplated by this Agreement. FMC is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has resulted or could reasonably be expected to result in an adverse effect on the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                           RELATIONSHIP OF THE PARTIES

8.01     EXCLUSIVITY.

         (a) PRIOR TO ASSET PURCHASE DATE. Prior to the Asset Purchase Date, this Agreement shall not restrict the ability of FMC to deal with other guarantors, and FMC shall be free to enter into other similar agreements with other persons, except that FMC shall not employ the services of any other loan guaranty agency to insure against the default of borrowers under the Bank of America/GATE Loan Program.

         (b) AFTER THE ASSET PURCHASE DATE. On and after the Asset Purchase Date and for so long as this Agreement remains in effect, FMC will not engage any other guarantor to provide borrower default guaranties, except that this provision shall not apply to: (i) any loan program that FMC proposes to TERI and TERI declines to guarantee on terms acceptable to FMC, after FMC and TERI have negotiated the terms of such program in good faith; (ii) reinsurance programs for TERI-insured loans, (iii) programs where FMC uses no third-party borrower default insurance, now or in the future (e.g., the GATE Student Loan Program, including, without limitation, versions of such program where (A) participating educational institutions provide partial guaranties, or (B) the originating lender retains default risk after securitization), and (iv) so-called bond insurance or wrap insurance used to support debt issued in a Securitization Transaction (e.g., insurance issued by MBIA).

8.02     TERM AND TERMINATION.

         (a) PRIOR TO ASSET PURCHASE DATE. On or prior to the Asset Purchase Date, either party may terminate this Agreement upon 90 days' written notice to the other party; provided, however, that such notice shall not be effective prior to March 1, 2002.

         (b) AFTER ASSET PURCHASE DATE. On and after the Asset Purchase Date, this Agreement shall have a term of five years, commencing on the first day of the first calendar month following the Asset Purchase Date. Either party may renew this Agreement for one, five-year renewal term by delivery of written notice to the other party not less than 60 days prior to the then-effective expiration date of this Agreement.

8.03     TERMINATION FOR CAUSE.

         (a) BY FMC FOR FAILURE OF CONSIDERATION. FMC may terminate this Agreement on account of the lack of continued value of the TERI Guaranty upon the occurrence of any of the following events and upon the giving of the notice provided below:

         (i) TERI shall fail to maintain its status as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code;

         (ii) TERI shall fail to pay any Guaranty claim (under any FMC Purchase Program) due and owing within thirty days after demand for payment from the Program Lender or loan owner involved, made after the deadline for such payment as set forth in the applicable Guaranty Agreement, unless funds are available to pay such claim from the Pledged Account concerned;

         (iii) The Master Servicing Agreement shall fail to remain in full force and effect for any reason.

         (iv) TERI shall permit its financial condition to suffer material adverse change, as evidenced by

               A. reduction of its rating by Moody's Investors Services, Inc. to Ba3 (or lower) or by Fitch IBCA, Inc. lower than Baa2, unless within sixty (60) days TERI receives a strong indication from the rating agency concerned that such reduction will be reversed and such reduction is not reversed within a further sixty (60) days, provided that during the interim FMC shall not be required to (x) enter into any Securitization Transaction hereunder, (y) cause or permit the origination of any new TERI-guaranteed loans, or (z) comply with
         Section 8.01(b) hereof.

               B. the commencement of any action by any Governmental Entity seeking to take possession of the assets of TERI or control the management of TERI, unless TERI promptly moves to dismiss such action and the court concerned grants such motion, provided that during the interim FMC shall have no obligations under Article III or Section 8.01(b) hereof.

               C. any action is commenced by any Governmental Entity seeking to liquidate the assets of TERI, unless TERI promptly moves to dismiss such action and the court concerned grants such motion, provided that during the interim FMC shall have no obligations under
         Article III or Section 8.01(b) hereof.

               D. Without the consent of FMC, TERI enters into a workout agreement or informal arrangement of its lender creditors pursuant to which TERI is permitted to pay substantially less than the full amount of its obligations under existing Guaranty agreements.

         (v) TERI shall be in default under the Deposit and Security Agreement or under any similar agreement with a Program Lender other than BA, such default shall continue beyond any applicable cure period, and the affected Program Lender shall accelerate or otherwise exercise one or more remedies for default under such agreement.

Termination hereunder may be upon five days' written notice.

         (b) BY TERI FOR FAILURE OF CONSIDERATION. TERI may terminate this Agreement on account of the lack of continued value of FMC's participation in TERI loan programs upon the occurrence of any of the following events and upon the giving of the notice provided below:

               (i) FMC shall fail to consummate any scheduled Securitization Transaction within ninety (90) days after the closing date scheduled by FMC with the Program Lender and the Servicer.

               (ii) FMC shall fail to carry out its investment obligations under Section 3.03.

               (iii) The Master Servicing Agreement shall fail to remain in full force and effect for any reason.

               Termination hereunder may be upon five days' written notice.

         (c) TERMINATION FOR CAUSE BY EITHER PARTY. In the event that either party shall materially breach its obligations under this Agreement and shall fail to cure such breach within 60 days after written notice and demand for such cure or in the event that any representation or warranty of such party contained herein was materially incorrect when given, then the other party may, upon 30 days' written notice, terminate this Agreement. In addition, in the event that either party becomes a debtor in any proceeding under the U.S. Bankruptcy Code or in any similar state insolvency or reorganization proceeding, then this Agreement shall terminate, at the option of the other party, without further notice (except where notice is permitted by applicable bankruptcy law without court approval, in which case the terminating party shall deliver written notice of termination).

8.04 EFFECT OF TERMINATION. Upon termination of this Agreement by either party:

         (a) FMC shall have no further obligation to purchase or agree to purchase loans guaranteed by TERI that are made after the Termination Date (subject to FMC's obligations under any Note Purchase Agreement running to any Program Lender).

         (b) TERI shall have no further obligation to guaranty any loan that is made after the Termination Date, subject to any obligations that TERI may have to any Program Lender under any Guaranty Agreement.

         For purposes of the foregoing subsections 8.04(a) and 8.04(b), a loan is "made" when it is disbursed, and a loan that involves multiple disbursements shall be deemed to be "made" on the date of the first disbursement.

         (c) Neither party shall be excused from performing any obligation or paying any monies due or earned prior to the effective date of termination, including, without limitation, any obligation under any Guaranty Agreement.

         (d) The provisions of Sections 2.04, 10.03, and 10.08 shall remain in full force and effect notwithstanding termination.

         (e) In the case of termination pursuant to Section 8.03(a), TERI shall have no obligation or liability to FMC for damages resulting from termination. In the case of any other termination, the party whose breach or nonperformance caused such termination shall be liable to the other party for damages as provided by law.

         (f) Termination of this Agreement shall not affect the obligations of the parties under any Note Purchase Agreement, Guaranty Agreement, or Securitization Transaction already in effect at the time of termination.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

9.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party to perform their covenants under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

         (a) Bank of America shall have entered into the BA Guaranty Agreement and the Deposit and Security Agreement with TERI;

         (b) Bank of America shall have entered into the Loan Origination Agreement with TERI with respect to the prepGATE Loan Program;

         (c) Bank of America shall have given its written approval to the Program Guidelines;

         (d) The Servicer shall have approved the Program Guidelines as qualifying for servicing under existing agreements between Bank of America and Servicer;

         (e) An Agent acceptable to the parties shall have entered into the Deposit and Security Agreement; and

         (f) Each party shall have delivered to the other, the opinion of its corporate counsel to the effect that this Agreement has been duly authorized by all necessary corporate or other organizational action, this Agreement is within the corporate or other organizational power of such party, and that this Agreement has been duly executed and delivered by an authorized officer of the party.

         Each party covenants to use its best efforts to cause the occurrence of the foregoing conditions within 60 days after the date of this Agreement. If such conditions shall not have been satisfied or waived within said 60-day period, then either party may thereafter terminate this Agreement with respect to the Bank of America/GATE Loan Programs by written notice to the other party.

9.02 CONDITIONS ON OBLIGATIONS OF FMC. FMC shall not be obligated to perform its covenants under this Agreement unless and until the following conditions shall have been satisfied or waived by FMC:

         (a) Bank of America and FMC shall have entered into mutually satisfactory modifications to the BA Note Purchase Agreement and any related agreements to reflect the addition of the TERI guaranty to the Bank of America/GATE Loan Program and the expansion of those programs for 2001-2002;

         (b) Bank of America shall have entered into a form of Deposit and Security Agreement substantially in the form of Exhibit E with TERI and FMC and the representations and warranties of TERI contained therein shall be true and correct upon such execution.

         (c) The Servicer shall have entered into a satisfactory agreement with FMC to service the Bank of America/GATE Loans after securitization.

                                    ARTICLE X
                                  MISCELLANEOUS

10.01 ASSIGNMENT. This Agreement may not be assigned by either party without the express written consent of the other party. The parties agree that the performance of each party under this Agreement is personal and depends both upon the financial condition and the unique business characteristics of each party. The foregoing limitation shall not apply to any transfer by operation of law, such as a merger or consolidation, nor to any change in the ownership of FMC.

10.02 AMENDMENT; WAIVER. This Agreement may not be modified or amended without a writing, signed by the person asserting the validity of such modification or amendment. No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

10.03 ELECTRONIC RECORDS AND SIGNATURES. The parties intend that reasonably reliable electronic records and signatures shall be binding upon the parties in accordance with the provisions of the Federal Electronic Signatures in Global and National Commerce Act. The parties agree that records and signatures transmitted by facsimile when bearing the routing information and imprints ordinarily provided by such technology, shall constitute binding records and signatures upon the parties. Either party may, in any facsimile, expressly rebut the binding effect of such communication, but such exclusion from this section shall only apply to that particular facsimile transmission. The parties further agree that a notice under Section 10.05 may be given by e-mail and shall constitute a writing. The parties further agree that e-mail, voice mail or other recording of voices shall not constitute an electronic signature for purposes of the parties' transactions under this Agreement. Finally, other forms of electronic record and signature may be adopted by the parties by subsequent agreement from time to time.

10.04 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to choice of law rules.

10.05 NOTICES. All notices given by any party to the other under this Agreement shall be in writing and shall be delivered:

         (a) Personally, by electronic record, as herein defined, by overnight courier, prepaid, or by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to the other party given as provided herein. Such notices shall be effective on the date received. Notice shall be given as follows:

         If to FMC:

         Daniel Maxwell Meyers
         The First Marblehead Corporation
         30 Little Harbor
         Marblehead, MA  01945
         Phone: (800) 895-4283
         Fax: (781) 639-4583
         E-Mail: dmeyers@gateloan.com;  rjames@gateloan.com

         With a copy to Richard P. Hackett, Esq.
         Pierce Atwood
         One Monument Square
         Portland, Me 04101
         Phone: 207-791-1280
         Fax:  207-791-1350
         E-Mail: rhackett@pierceatwood.com;  dchampoux@pierceatwood.com

         If to TERI:

         Thomas D. Parker
         President and Chief Executive Officer
         The Education Resources Institute
         330 Stuart Street
         Boston, MA 02116
         Phone: 617-426-0681
         Fax: 617-422-8880
         E-Mail: parker@teri.org

         With a copy to:
         Richard A. Wiley, Esq.
         Hill & Barlow, A Professional Corporation
         One International Place
         Boston, MA 02110-2600
         Phone: 617 428-3000
         Fax: 617 428-3500
         E-Mail: rwiley@hillbarlow.com
         and a copy to:
         William S. Strong, Esq.
         Kotin, Crabtree & Strong, LLP
         One Bowdoin Square
         Boston, MA  02114
         Phone: 617-227-7031
         Fax: 617-367-2988
         E-Mail: wstrong@kcslegal.com

10.06 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one agreement.

10.07 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the protection and legal benefit of the parties, and their permitted successors and assigns, and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

10.08 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.09 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or enforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision in any other jurisdiction.

10.10 COMPLETE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to arrangements for TERI to guarantee FMC Purchase Programs and supersedes all prior discussions and agreements with respect to such issue. This Agreement contemplates the execution and consummation of other further agreements, which shall integrate with and affect this Agreement, to the extent set forth therein.

10.11 INTERPRETATION. The table of contents and headings of this Agreement are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any other provisions of this Agreement. Where a reference in this Agreement is made to a section, exhibit or annex, that reference shall be to a section of or exhibit or annex to this Agreement, unless otherwise indicated. Neither party shall be deemed the drafter of this Agreement or any of the exhibits hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date above first written.


WITNESS:                            FIRST MARBLEHEAD CORPORATION


                                    By: /s/ Ralph James
-----------------------                ---------------------------
                                    Its: Chief Operating Officer
                                    Print Name: Ralph James


                                    THE EDUCATION RESOURCES
                                    INSTITUTE, INC.



                                    By: /s/ Richard B. Neeley
-----------------------                ---------------------------
                                    Its: Senior Vice President, Finance
                                    Print Name: Richard B. Neeley

                                TABLE OF EXHIBITS
                         MASTER LOAN GUARANTY AGREEMENT

NOTE: First Marblehead Corporation is not a party to the following Exhibits C, D and/or G.. Pursuant to Item 601 of Regulation S-K, such exhibits are not being filed herewith.


         Exhibit A - Intentionally omitted.

         Exhibit B - Intentionally omitted.

         Exhibit C - Form of Guaranty Agreement with Bank of America

         Exhibit D - Form of Loan Origination Agreement with Bank of America.

         Exhibit E - Deposit and Security Agreement with Bank of America - filed herewith

         Exhibit F - Accession Agreement - filed herewith.

                                      Exhibit G - Generic Guaranty Agreement

                                    EXHIBIT E
                                       TO
                         MASTER LOAN GUARANTY AGREEMENT

                         DEPOSIT AND SECURITY AGREEMENT
                                    (GENERIC)

         This deposit and security agreement (this "Deposit and Security Agreement") is made and entered into as of ____________, 2001, by and among THE EDUCATION RESOURCES INSTITUTE, INC., a private non-profit corporation organized under Chapter 180 of the Massachusetts General Laws with its principal place of business at 330 Stuart Street, Suite 500, Boston, Massachusetts 02116 ("TERI"), THE FIRST MARBLEHEAD CORPORATION, a corporation organized under the General Corporation Law of the State of Delaware with its principal place of business at 30 Little Harbor, Marblehead, Massachusetts 09145 ("FMC") and [BANK NAME], a [BANK TYPE] organized and existing under the laws of [BANK JURISDICTION] with a place of business at 275 S. Valencia Avenue, Brea, California 92823, in its capacity as lender and initial owner (in such capacity, "Lender") and [AGENT NAME, BANK TYPE AND JURISDICTION] in its capacity as agent for the Owners (as hereinafter defined) (in such capacity, "Agent").

         WHEREAS, FMC is organized to assist financing undergraduate, graduate and professional educations, as well as private elementary and secondary educations; and

         WHEREAS, FMC administers the [PRODUCT NAME] Loan programs whereby parents and/or students may apply for loans to finance education costs; and

         WHEREAS, Lender is willing to make Loans to Borrowers under the [PRODUCT NAME] Loan Programs upon certain terms and conditions, including but not limited to the guaranty of the payment of principal and interest by TERI pursuant to the terms of the Guaranty Agreement (hereafter defined) and the deposit of certain monies with Agent, on behalf of Owners (hereafter defined), as security for such payment as more fully described herein and in accordance with the terms and conditions set forth in this Deposit and Security Agreement; and

         WHEREAS, under the terms of the Guaranty Agreement, TERI guaranties the payment of principal and interest on the Loans in exchange for the payment of certain guarantee fees; and

         WHEREAS, pursuant to the Note Purchase Agreement of even date therewith between Lender and FMC ("Note Purchase Agreement"), FMC has agreed to use its best efforts to cause the purchase of Loans in a Securitization Transaction; and

         WHEREAS, it is the intention of Lender, Agent, TERI and FMC that this Deposit and Security Agreement shall apply to each Loan that is subject to the Guaranty Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

         1. DEFINITIONS. Capitalized terms not otherwise defined in this section, in the recitals hereto or elsewhere in this Deposit and Security Agreement shall have the meanings ascribed to such terms in the Guaranty Agreement. In addition:

         (a)   "Collateral" shall have the meaning set forth in Section 5.

         (b) "Owner" means the owner from time to time of any Loan, including Lender to the extent that Lender is an owner of any Loan but excludes any Securitization Owner Trustee after the transfer of a portion of the Pledged Account described in Sections 4(b) and 4(g).

         (c) "Pool Cut Off Date" means a date established by FMC not more than sixty (60) days before the closing of a Securitization Transaction, as of which date FMC will determine all Loans eligible for purchase under the Note Purchase Agreement.

         (d) "Guaranty Agreement" shall mean the Guaranty Agreement among Lender and TERI dated as of ____________, 2001, and any amendments or modifications thereto.

         (e) "Guaranty Fees" shall mean, collectively, all of the fees payable to TERI and/or the Agent for the guarantee of a Loan as described in Section 3.3 of the Guaranty Agreement.

         (f) "Recoveries" shall mean and include: (i) any and all cash, checks, drafts, orders and all other instruments for the payment of money received by TERI from or on behalf of Borrowers in payment of principal of, interest on, late fees with respect to, and costs of collecting defaulted Loans with respect to which TERI has paid Guaranty Claims, from funds in the Pledged Account, net of actual costs of collection retained by or payable to third-party collectors and attorneys, and the proceeds of all of the foregoing, (ii) (A) any amount received by TERI upon the sale or other transfer of defaulted Loans with respect to which TERI has paid Guaranty Claims (including the sale of such Loans to the prior Owner thereof as provided in Section 3.4 of the Guaranty Agreement or the sale of the right to collect such Loans or other similar rights with respect thereto), less (B) any costs actually incurred by TERI in connection with the release of such Loans from a collector, and (iii) in connection with any pledge or assignment of defaulted Loans (or rights with respect thereto) to secure a loan to TERI, (A) the amount of such loan, less (B) any costs actually incurred by TERI in connection with the release of such Loans from a collector. Lender, FMC and each Owner benefited hereby agree to entertain a proposal from TERI and to negotiate in good faith with respect to a specified percentage charge for such collection costs and release costs, based upon historical averages of such costs.

         (g)   "Secured Obligations" shall have the meaning set forth in
               Section 6.

         (h) "Securitization Owner Trustee" means the owner trustee or other person who holds legal title to the assets of an SPE formed by The National Collegiate Trust or by FMC for the purpose of purchasing Loans pursuant to the Note Purchase Agreement.

         (i) "Securitization Indenture Trustee" means the trustee or collateral agent who holds a security interest in assets of an SPE to secure debt obligations of the SPE incurred to finance the purchase of Loans.

         (j) "Securitization Transaction" means a transaction in which an SPE purchases Loans pursuant to the Note Purchase Agreement and funds the cost of such purchase, in whole or in part, with debt obligations secured by the Loans.

         (k) "TERI Guarantee Fee Entitlement" means a portion of Guaranty Fees equal to one and one-half percent (1.5%) of the principal amount of a Loan, payable in accordance with Section 3.3 of the Private Loan Guarantee Agreement.

         2. CREATION AND FUNDING OF PLEDGED ACCOUNT. Upon the execution of this Deposit and Security Agreement, TERI shall establish one or more new investment accounts (individually and collectively, the "Pledged Account") with Agent in the name of TERI for the purpose of receiving portions of the Guaranty Fees, Recoveries and earnings as provided in this Section 2. Lender, TERI and FMC agree that the Pledged Account shall be funded by TERI with a portion of the Guaranty Fees, all Recoveries with respect to Loans on which TERI has paid Guaranty Claims, and earnings on the Pledged Account, and shall be pledged to Agent, on behalf of Owners from time to time of the Loans, all under the terms of this Deposit and Security Agreement. TERI hereby irrevocably directs Lender to deposit the following amounts into the Pledged Account:

         (a) any and all Guaranty Fees payable by Lender with respect to a Loan under the Guaranty Agreement, other than amounts payable to TERI with respect to the TERI Guarantee Fee Entitlement;

         (b) all Recoveries, which amounts shall be remitted by TERI to Agent by the 15th day of each month, for Recoveries received during the preceding month; and

         (c) all earnings on the Pledged Account, which amounts shall be retained at all times by the Agent in the Pledged Account.

TERI hereby agrees to deposit into the Pledged Account, or to transfer to Lender for deposit as described above, all Recoveries.

         3.    PLEDGED ACCOUNT INVESTMENT AND MAINTENANCE.

         (a) TERI shall pay any Owner from the Pledged Account any amounts owed to such Owner by TERI under the Guaranty Agreement for Guaranty Claims. Lender and FMC understand and agree that TERI shall be required to pay Owners any such claim amounts out of TERI's general reserves and other assets only to the extent that and for so long as the Pledged Account is without sufficient funds or is otherwise unavailable to promptly pay Owners whatever amounts are then due and payable to Owners under the Guaranty Agreement. The Pledged Account shall be maintained under the following conditions:

               (i) Funds shall be deposited only with institutions which are federally insured;

               (ii) Funds shall be invested only in strict accordance with TERI's written investment policy ("Investment Policy"), the most current copy of which is attached hereto as Exhibit A. TERI shall not alter this Investment Policy with respect to assets in the Pledged Account without the prior express written consent of Agent, on behalf of Owners, and of FMC, which consent shall not be unreasonably withheld or delayed provided the alterations requested by TERI do not provide for or permit investments in accounts, instruments or other potential investment vehicles less conservative in risk and/or as to which the perfection of the first priority security interest of Agent, on behalf of Owners, may be more difficult than those investments permitted under TERI's current Investment Policy;

               (iii) The Agent may refuse to invest in any instrument, account or other financial or other arrangement (including, without limitation, repurchase agreements) if the same would not be subject to the first priority security interest of Agent, on behalf of Owners, in such funds or other such instrument as so invested;

               (iv) The Pledged Account shall be funded as set forth in this Deposit and Security Agreement. TERI shall not deposit, nor permit any other entity to deposit, any funds from any other source, and shall particularly exclude from the Pledged Account, the deposit or commingling of any funds or assets from the general reserves, operating capital or other corporate assets of TERI, except to the extent such amounts constitute Recoveries;

               (v) The Agent shall, in a timely manner, sell, exchange, invest, and otherwise deal with the property in the Pledged Account as TERI shall direct in writing to the Agent. In the event TERI shall fail to deliver to Agent any investment instruction for money held in the Pledged Account, Agent shall invest the same in the [DESIGNATE MONEY MARKET FUND]. Unless TERI otherwise directs, Agent shall choose the broker through which any trade shall be made, including any broker affiliated with Agent. If TERI directs Agent to use a specific broker, Agent shall have no responsibility for its execution. Agent shall not be responsible to obtain the "best price" for securities bought or sold, but shall use the same trading practices and principles as customarily used for its own securities;

               (vi) Notwithstanding the foregoing, while there is a default by TERI under Section 8 hereof continuing, of which Agent has notice, Agent, and not TERI, shall direct investments; and

               (vii) The Agent shall: in a timely manner (a) follow and use customary and normal collection efforts to collect all income and principal payments on the funds in the Pledged Account; (b) perform the necessary clerical and bookkeeping services relative to the funds in the Pledged Account; and (c) advise TERI of all maturities, redemptions, exchanges, tenders, and shareholder rights and options.

         (b) TERI hereby authorizes Lender and/or Agent to make whatever deposits, withdrawals and transfers may be necessary to effect the purposes hereof. The funds in the Pledged Account shall be subject to the terms and conditions contained in this Deposit and Security Agreement.

         (c) No interest, dividends, distributions or other earnings of whatever nature which are paid and derived from the Pledged Account (collectively, "Earnings") shall be withdrawn or paid to TERI or any other person or entity unless pursuant to the provision of subsection (d). All Earnings shall be fully, immediately and completely reinvested in the Pledged Account. Any other provisions of this Deposit and Security Agreement to the contrary (either expressly or by implication) notwithstanding, all Earnings shall be credited to and deemed income of TERI and not Owners or Agent, and shall be so treated by TERI.

         (d) Withdrawals and disbursements from the Pledged Account shall be made only in accordance with the following provisions:

               (i) Any Owner shall receive from the Pledged Account the full amount of any valid Guaranty Claims made under the Guaranty Agreement for defaulted Loans, such claims to be processed and paid by TERI in accordance with the terms of the Guaranty Agreement;

               (ii)    [Intentionally omitted];

               (iii) Upon the sale of Loans to a Securitization Owner Trustee pursuant to Section 4 hereof, the amount provided in subsections 4(b) and 4(g) shall be transferred to the Securitization Indenture Trustee;

               (iv) In the event TERI's income should become subject to federal income taxation or the income from the Pledged Account should become subject to excise tax under Section 4940 of the Internal Revenue Code, TERI shall be entitled to the release from the Pledged Account of amounts equal to the taxes actually paid with respect to the income on the Pledged Account. TERI shall provide Agent and FMC with a written request for any such withdrawal, which request shall be accompanied by clear supporting documentation. Agent shall respond to TERI's withdrawal request within fifteen (15) days after Agent's receipt of any such request and shall, with the consent of the Owners, (A) promptly permit TERI to withdraw the requested funds from the Pledged Account, (B) provide written notice to TERI of whatever additional documentation or information Agent, any Owner or FMC may reasonably require before agreeing to the withdrawal request, or (C) deny the request and provide TERI with a written statement of the reasons for denial, which denial must be reasonably based on the requirements set forth in this Section 3(d). Upon TERI's submission to Agent of such additional required documentation or information, Agent shall promptly, with the consent of the Owners, (X) permit TERI to withdraw such funds from the Pledged Account, or (Y) deny the request and provide TERI with a written statement of the reasons for denial, which denial must be reasonably based on the requirements set forth in this Section 3(d);

               (v) Any Owner shall receive from the Pledged Account the full amount of any refunded Guaranty Fees due and owing to such Owner for cancelled Loans pursuant to Section 2.16 of the Guaranty Agreement, such amounts to be paid by the 15th day of each month for Loan cancellations the supporting documentation for which has been received by Agent during the preceding month.

         (e) The Agent shall not be liable for the depreciation in value of any property held hereunder due to its compliance with TERI's written direction on the Investment Policy.

         (f) The Agent shall take delivery of such money or other property as delivered to it by TERI, or others, and shall retain custody of the same in the Pledged Account. The Agent may take title to the property comprising the Pledged Account in one or more nominees, but Agent shall be responsible for the acts of such nominees. The parties hereto acknowledge that property may be held through any central securities depository, clearing agency or any federal reserve bank, and the Agent shall not be responsible for their actions or failures to act.

         4.    PROCEDURE IN A SECURITIZATION TRANSACTION.

         (a) FMC contemplates arranging one or more Securitization Transactions per year, at the closing of which all Seasoned Loans (as defined in the Note Purchase Agreement) outstanding on the Pool Cut Off Date will be purchased. The parties anticipate that each such purchase will include the sale of some, but not all Loans with respect to which funds were held in the Pledged Account in the Pool Cut Off Date. In order to facilitate a Securitization Transaction closing, the parties have agreed to the procedure set forth in this section.

         (b) TERI agrees to enter into an agreement substantially identical to this Deposit and Security Agreement with the Securitization Indenture Trustee as agent for the purchaser of the Loans and its pledgees, pursuant to which that portion of the Pledged Account which is applicable to the Loans being securitized (the "Transferred Pledged Account") will be transferred to such new agent and this

               Deposit and Security Agreement will cease to apply to the assets so transferred.

               The amounts and rights so transferred are further defined in
               Section 4(g), below.

         (c) Notwithstanding a closing of a Securitization Transaction, Agent shall continue to serve as Agent with respect to any funds and Collateral remaining in the Pledged Account and this Agreement shall remain in full force and effect with respect to such Pledged Account and Collateral.

         (d) Lender, Agent and TERI may rely upon any reports, calculations or other data provided by FMC with respect to Seasoned Loans, balances in the Pledged Account as of the Pool Cut Off Date, earnings in the Pledged Account to be transferred in the Securitization Transaction, and any other information necessary for a Securitization Transaction closing, absent manifest error.

         (e) At a Securitization Transaction closing, Lender shall pay (or cause to be paid) into the Transferred Pledged Account (after the same is transferred to and held by the Securitization Indenture Trustee), the full amount of any Subsequent Guarantee Fees not yet paid with respect to the Loans being purchased in such Securitization Transaction.

         (f) FMC, TERI, the Securitization Owner Trustee and the Securitization Indenture Trustee may, but need not, agree at the conclusion of the closing of a Securitization Transaction, to transfer the Transferred Pledged Account and the Collateral to other collateral accounts held under the security agreements created in the Securitization Transaction.

         (g) For purposes of determining the rights transferred to the Securitization Indenture Trustee, the portion of the Pledged Account and Collateral to be transferred shall include:

               (i) cash balances and investments held by the Agent equal to the sum of:

                       A. Guaranty Fees paid into the Pledged Account with respect to Loans being purchased in the Securitization Transaction, plus

                       B. A sum representing accrued earnings on such Guaranty Fees then held in the Pledged Account, computed by multiplying the amount under (A), above, times (x) the weighted average monthly rate of return on the funds in the Pledged Account for each month when any such Guaranty Fee was held in the Pledged Account, times (y) the dollar-weighted average number of months that the Guaranty Fees in question were held in the Pledged Account (provided, however, that such sum shall in no event exceed cash balance in the Pledged Account after deducting sums under subsection (i)(A), above);

               (ii)    all Recoveries with respect to Loans that

                              (A) have been purchased by TERI on account of default after the date of the Pool Cut Off Date for the most recent preceding Securitization Transaction;

                              (B) have never been included in a Securitization Transaction; and

                              (C) would have been Seasoned Loans under the Note Purchase Agreement as of the Pool Cut Off Date, but for the default and purchase by TERI. FMC shall designate all such Loans, Recoveries with respect to which are part of the Collateral transferred in any Securitization Transaction. Such designation shall be binding upon Lender, Agent and TERI absent manifest error.

               (iii) All rights to receive Subsequent Guarantee Fees with respect to the Loans transferred.

         (h) The agreement between the Securitization Indenture Trustee and TERI shall provide that, if the balance of principal of Loans held by or pledged to the Securitization Indenture Trustee is less than 100% of the balance in the Pledged Account held by the Securitization Indenture Trustee (or such lesser percentage as FMC, as structuring advisor, shall recommend for inclusion in the terms of the Agreement), the Securitization Indenture Trustee shall, if no default exists hereunder, quarterly pay to TERI the amount of such excess. The Securitization Indenture Trustee may rely wholly upon FMC to compute and determine the amount of such excess.

         5. SECURITY INTEREST. TERI hereby pledges, assigns, and sets over to Agent, on behalf of Owners from time to time, as security for payment by TERI of the Secured Obligations (as hereinafter defined), all of TERI's right, title, and interest in and to (i) the Pledged Account and (ii) TERI's right to receive Guaranty Fees and Recoveries. The foregoing shall not be deemed to grant a security interest in defaulted Loans. In furtherance thereof, TERI hereby grants to Agent a first priority security interest in all of TERI's right, title, and interest in and to:

         (a) all personal property comprising and/or contained in the Pledged Account, as provided in this Deposit and Security Agreement, both tangible and intangible, whether now owned or hereafter acquired by TERI and wheresoever located, including without limitation:

               (i) all contract rights, claims, instruments, notes and accounts, whether now existing or hereafter arising, including, without limitation, all of the same evidencing or representing indebtedness due or to become due to TERI (all hereinafter called the "Accounts");

               (ii) all funds and investments thereof, whether in the form of certificates of deposit, repurchase agreements, U.S. Treasury Bills, U.S. Treasury Notes, investment grade commercial paper, U.S. Treasury Bonds, Federal agency notes or other investments, securities (whether certificated or uncertificated and specifically including any securities which are purchased through and for which records are maintained on a book entry system through any financial intermediary (as defined in Section 8-313 of the Uniform Commercial Code)), payment intangibles and general intangibles, whether now existing or hereafter arising and wheresoever located, or otherwise (all hereinafter called the "Intangibles");

               (iii) all right, title, and interest of TERI in or to all instruments and documents covering or relating to the above described property, including but not limited to, all books, records, computer printouts, tapes, disks, ledger sheets, files and other data (all such instruments and documents being called the "Related Documents");

               (iv) all interest, dividends, and/or other earnings of any kind which are paid with respect to or derived from the Pledged Account, and all proceeds of any of the foregoing, and the present and continuing right to make claim for, collect, receive and receipt for, any and all such interest, dividends, and/or other earnings; and

               (v)     all the proceeds of all of the foregoing;

         (b) all contract and other rights of TERI to receive payment of Guaranty Fees, including TERI's rights to Initial Guarantee Fees, from Lender under Section 3.3 of the Guaranty Agreement; TERI's rights to receive Supplemental Guarantee Fees from Lender or an Owner pursuant to such Section, and any separate undertaking or agreement by an Owner to pay such Supplemental Guarantee Fees;

         (c) all Recoveries and all rights of TERI to receive or collect Recoveries; and

         (d)   all proceeds of the foregoing.

All of the foregoing property in which Agent has been granted a security interest is hereinafter collectively referred to as "Collateral". It is expressly understood and agreed that this security interest and assignment shall automatically attach to any and all future deposits to, earnings from, and proceeds of the Pledged Account immediately upon deposit or accrual, and all Guaranty Fees and Recoveries immediately upon the receipt thereof, without the making or doing of any further act or thing whatsoever. TERI shall promptly take all further action, and execute and deliver to Agent such other documents, as may be requested from time to time by Agent to create, evidence, maintain and effect Agent's security interest in the Pledged Account and the other rights pledged hereunder.

         This security interest shall be assigned to the extent set forth in
Section 4 of this Agreement in connection with a Securitization Transaction.

         6. OBLIGATIONS SECURED. The security interest of Agent under this Deposit and Security Agreement secures (a) the payment and performance of all indebtedness, obligations, and liabilities of TERI arising at any time, now or in the future, pursuant to the Guaranty Agreement; (b) performance by TERI of the agreements set forth in this Deposit and Security Agreement; (c) all payments made or expenses incurred by Agent, any Owner or FMC, including, without limitation, reasonable attorney's fees and legal expenses, in the exercise, preservation or enforcement of any of the rights, powers or remedies of Agent, any such Owner or FMC, or in the enforcement of the obligations of TERI, under this Deposit and Security Agreement or the Guaranty Agreement (whether or not paid or incurred in the context of a state or federal bankruptcy, insolvency, or reorganization proceeding); and (d) any renewals, continuations or extensions of any of the foregoing (all of which are collectively referred to as the "Secured Obligations"). From and after any given Securitization Transaction closing, the Secured Obligations shall be limited to those relating to Loans not yet purchased in any Securitization Transaction.

         7. WITHDRAWAL. TERI shall not (except as provided in Sections 3(d) and (4) withdraw any funds from or further assign, pledge, or hypothecate the Pledged Account or any portion of the Pledged Account to any individual, person, entity or other third party without the express prior written consent of Agent, on behalf of Owners, and FMC in their sole discretion. Any withdrawals by TERI shall be by wire transfer unless TERI requests, in writing, another reasonable form of payment.

         8. DEFAULT. TERI shall be in default of this Deposit and Security Agreement if TERI fails to remit to Lender, in accordance with the terms and provisions of the Guaranty Agreement, the principal balance (including capitalized fees and interest) and accrued interest and late fees on any Loan as to which a Guarantee Event (as defined in the Guaranty Agreement) has occurred and as to which the conditions set forth in the Guaranty Agreement to payment of a Guaranty Claim have been satisfied. Either TERI, Agent or Lender shall be in default of this Deposit and Security Agreement if (a) any representation, warranty, or statement made by such party in or pursuant to this Deposit and Security Agreement or the Guaranty Agreement is found to be false or erroneous in any material respect, or (b) such party shall fail or omit to perform or observe any covenant or agreement made by it in this Deposit and Security Agreement or the Guaranty Agreement.

         9. REMEDIES UPON DEFAULT. Agent shall, to whatever extent is reasonably necessary to cure any default under this Deposit and Security Agreement, have all of the rights and remedies of a secured party under the Massachusetts Uniform Commercial Code (as the same may be amended from time to time), as well as all rights and remedies provided by any other applicable law, at law, or in equity. Without limiting the generality of the foregoing, Agent shall also have the right, during the term of this Deposit and Security Agreement, to do any or all of the following upon a default and until any such default is cured:

         (a) ACCELERATION. Without any notice or demand, Agent may declare any or all Secured Obligations then in default to be immediately due and payable.

         (b) POSSESSION. Without notice, demand, or hearing, any right to which is hereby waived by TERI, Agent shall have full power and authority to hold, sequester, set-off or withdraw any and all funds from the Pledged Account and to, in Agent's sole discretion, subject to its duty to the Owners, (i) apply the proceeds to any Loan as to which a Guarantee Event has occurred and TERI has failed to remit to the related Owner thereof the principal balance (including capitalized fees and interest) and accrued interest and late fees thereon in accordance with the terms and conditions of the Guaranty Agreement and (ii) hold the funds in the Pledged Account without making any disbursements of any kind to TERI as otherwise provided in this Deposit and Security Agreement, and to apply the funds to any Loan if and when a Guarantee Event occurs and TERI fails to promptly remit to the related Owner the unpaid principal balance (including capitalized fees and interest) and accrued interest and late fees thereon in accordance with the conditions of the Guaranty Agreement.

         (c) ASSEMBLING COLLATERAL. Agent may require TERI to assemble the Collateral and to make it available to Agent at any convenient place designated by Agent.

         (d) OPERATION. Agent may take such measures as Agent may deem necessary or proper for the protection and preservation of the Collateral or for the most advantageous beneficial exercise of its remedies hereunder.

         (e)   COLLECTION OF ACCOUNTS.

               (i) TERI hereby constitutes and appoints Agent its true and lawful attorney (which appointment is coupled with an interest), with full power of substitution, either in Agent's own name or in the name of TERI, to ask for, demand, sue for, collect, receive, receipt and give acquittance for, any and all moneys due or to become due to TERI with respect to defaulted Loans or otherwise under or by virtue of any Account; to endorse checks, drafts, orders, and other instruments for the payment of money payable to TERI on account thereof, to settle, compromise, prosecute, or defend any action, claim, or proceeding with respect thereto; and to sell, assign, pledge, transfer, and make any agreement respecting, of otherwise deal with, the same.

               (ii) TERI agrees that all Recoveries shall be the property of Agent, on behalf of Owners, to whatever extent may be necessary to facilitate full and complete payment to Owners of all amounts owed it under the Guaranty Agreement. All such Recoveries received by TERI shall be deposited (properly endorsed for collection where required), not later than the next Business Day, in the Pledged Account, for the payment of all of the Secured Obligations then in default, TERI agrees not to commingle any such collections or proceeds with any of its other funds or property and agrees to hold the same upon an express trust for Agent, on behalf of the Owners, until deposited in the Pledged Account, as aforesaid.

               (iii) Agent agrees to provide notice to TERI of Agent's exercise of any of its rights under this Section 9(e).

         (f) TRANSFER OF INTANGIBLES. Agent shall have the right to take possession of any agreement or other document evidencing any of the Intangibles, and may apply for or seek, on behalf of and as attorney-in-fact for TERI, any necessary consent to the assignment, transfer, conveyance, sale, renewal, reissuance or other disposition of the same, and TERI shall cooperate fully with Agent in doing so and shall take all actions reasonably requested by Agent in furtherance thereof. TERI hereby constitutes and appoints Agent its true and lawful attorney (which appointment is coupled with an interest) with full power of substitution, either in Agent's own name or in the name of TERI, to assign, transfer and convey, subject to all requirements of law, any and all of TERI's rights in and to any of the Intangibles.

         (g) DISPOSITION. Agent may assign, transfer, convey, or otherwise dispose of any or all of the Collateral, as Agent in its discretion may determine, by public or private sale subject to TERI's rights to retain copies of the Related Documents now or in the future in TERI's possession; and Agent shall use its best efforts to obtain full value for any such Collateral, based upon then existing recognized markets for such Collateral. Agent shall provide TERI with reasonable written notice of the time and place of any such sale.

         (h) PROCEEDS. All proceeds from the sale or other disposition of Collateral by Agent under this Deposit and Security Agreement, all other moneys received by Agent pursuant to the terms of this Deposit and Security Agreement shall be applied as follows:

               (i) First, to the payment of all expenses incurred by Agent in connection with this Deposit and Security Agreement or the exercise of any right or remedy hereunder, or any sale or disposition, including, but not limited to the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, all court costs and Agent's reasonable legal fees in connection therewith;

               (ii) Second, to the payment of valid Guaranty Claims in accordance with the terms thereof in the order in which a complete claim (including all required documentation) is received, treating all claims received the same day as received at the same time (if there are not sufficient funds in the Pledged Account to pay all claims payable therefrom received on a given day, all such claims shall be paid in part, pro rata, from the Pledged Account), and

               (iii) Third, any remainder to be held pursuant to the terms of this Deposit and Security Agreement as continuing security for TERI's payment of the remaining Secured Obligations.

               Agent shall apply any such proceeds, monies, or balances in accordance with this Deposit and Security Agreement promptly upon its receipt of the same. In respect of any application pursuant to clause (ii) above, such proceeds, monies, or balances shall be applied by Agent to discharge in whole or in part any unpaid Secured Obligation, notwithstanding any manifestation of an intent to the contrary expressed in writing or otherwise by TERI at any time. Upon any sale of Collateral by Agent (whether pursuant to a power of sale granted by a statute or under a judicial proceeding), the receipt of Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Agent or such officer, or be answerable in any way for the misapplication thereof. Notwithstanding the sale or other disposition of any Collateral by Agent hereunder, TERI shall remain liable for any deficiency. Any Loan with respect to which Agent makes payment in full to Owner hereunder will forthwith be transferred to TERI on the terms and conditions set forth in the Guaranty Agreement.

         10. REMEDIES CUMULATIVE. All rights, remedies, or powers conferred upon Agent herein or by law shall be cumulative and concurrent at the option of Agent, and Agent may, to whatever extent is reasonably necessary to cure any default, foreclose or exercise the power of sale or any other remedy available to it successively upon any default or upon successive defaults hereunder without the necessity of declaring all sums secured hereby to be due and payable. Upon any such occasion, Lender shall be authorized to sell or dispose of all or any such part of the Collateral as provided in this Deposit and Security Agreement and as permitted by law. The remaining Collateral shall continue as security for any other sums remaining due after such sale, lease, or disposition or thereafter to become due or payable on any of the Secured Obligations.

         11.   AGENT.

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

         (a) APPOINTMENT OF AGENT. Subject in all respects to the terms and provisions of this Deposit and Security Agreement, Lender, as sole initial Owner, hereby appoints Agent to act as agent for the benefit of Owners with respect to the Pledged Account and liens upon and the security interests in the Collateral, the rights and remedies granted and the receipt and disbursement of funds under and pursuant to this Deposit and Security Agreement, and Agent hereby accepts such appointment and agrees to act as such agent. To the extent legally necessary to enable Agent to enforce or otherwise foreclose and realize upon any of the liens or security interests in the Collateral in any legal proceeding which Agent either commences or joins as a party in accordance with the terms hereof, FMC and each Owner from time to time agree to join as a party in such proceeding and take such action therein concurrently to enforce and obtain a judgment for the payment of their respective portion of the Secured Obligations.

         (b) DUTIES OF AGENT. Each Owner hereby irrevocably authorizes Agent to receive and disburse funds in accordance with the provisions of this Deposit and Security Agreement and, subject to Agent having been directed to take such action in accordance with the terms of this Deposit and Security Agreement, to take such action on its behalf under the provisions of any other instruments, documents and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to Agent by the terms thereof and such other powers as are reasonably incidental thereto. Agent is hereby irrevocably authorized to take all actions on behalf of Owners to enforce the rights and remedies of the Agent and Owners provided for herein or by applicable law with respect to the liens upon and security interests in the Collateral granted to secure the Secured Obligations; provided, however, that, except as otherwise specified herein, (i) Agent shall act solely at and in accordance with the written direction of Owners and (ii) Agent shall not, without the written consent of all Owners, release or terminate by affirmative action or consent any lien upon or security interest in any Collateral granted under this Deposit and Security Agreement. Agent agrees to make such demands and give such notices under this Deposit and Security Agreement as may be requested by, and to take such action to enforce this Deposit and Security Agreement and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by, Owners, PROVIDED, HOWEVER, that Agent shall not be required to take any action that is contrary to law or the terms of this Deposit and Security Agreement. Once a direction to take any action has been given by Owners to Agent, and subject to any other directions which may be given from time to time by Owners, decisions regarding the manner in which any such action is to be implemented and conducted (with the exception of any decision to settle, compromise or dismiss any legal proceeding, with or without prejudice) shall be made by Agent, with the assistance and upon the advice of its counsel. Notwithstanding the provisions of the preceding sentence, any and all decisions to settle, compromise or dismiss any legal proceeding, with or without prejudice, which implements, approves, or results in or has the effect of causing any release, change or occurrence, where such release, change or occurrence otherwise would require unanimous approval of all Owners pursuant to the terms of this Deposit and Security Agreement, also shall require the unanimous approval of all Owners.

         (c) REQUESTING INSTRUCTIONS. Agent may at any time request directions from Owners as to any course of action or other matter relating to the performance of its duties under this Deposit and Security Agreement and Owners shall respond to such request in a reasonably prompt manner.

         (d) EMERGENCY ACTIONS. If Agent has asked Owners for instructions following the receipt of any notice of a default under Section 8 hereof or under the Guaranty Agreement and if the Owners have not responded to such request within 30 days, Agent shall be authorized to take such actions with regard to such default which Agent, in good faith, believes to be reasonably required to protect the Collateral from damage or destruction; PROVIDED, HOWEVER, that once instructions have been received from Owners, the actions of Agent shall be governed thereby and the Agent shall not take any further action which would be contrary thereto.

         (e) AMENDMENTS. An amendment, supplement, modification, restatement or waiver of any provision of this Deposit and Security Agreement or any document necessary to consummate the transactions contemplated hereby, any consent to any departure by any party therefrom, or the execution or acceptance by Agent of any document related thereto not in effect on the date hereof shall be effective if, and only if, consented to in writing by the Owners; provided, however, that (i) no amendment, supplement, modification, restatement, waiver, consent or such document not in effect on the date hereof which imposes any additional responsibilities upon Agent shall be effective without the written consent of Agent, and (ii) except as otherwise provided herein, no amendment, supplement, modification, waiver or consent shall release any Collateral from the lien or security interest created by this Deposit and Security Agreement or narrow the scope of the property or assets in which a lien or security interest is granted pursuant thereto without the written consent of all Owners. -

         (f) ADMINISTRATIVE ACTIONS. Agent shall have the right to take such actions hereunder and under any document necessary to consummate the transactions contemplated hereby, not inconsistent with the instructions of Owners or the terms of this Deposit and Security Agreement, as Agent deems necessary or appropriate to perfect or continue the perfection of the liens on the Collateral for the benefit of Owners.

         (g) AGENT ACTING THROUGH OTHERS. Agent may perform any of its duties under this Deposit and Security Agreement and any document necessary to consummate the transactions contemplated hereby or through attorneys (which attorneys may be the same attorneys who represent Lender or any Owner), agents or other persons reasonably deemed appropriate by Agent. In addition, Agent may act in good faith reliance upon the opinion or advice of attorneys selected by Agent. In all cases Agent may pay customary and reasonable compensation to all such attorneys, agents or other persons as may be employed in connection with the performance of its duties under this Deposit and Security Agreement and any document necessary to consummate the transactions contemplated hereby.

         (h)   RESIGNATION AND REMOVAL OF AGENT.

               (i) Agent (A) may resign at any time upon notice to Owners, TERI and FMC, and (B) may be removed at any time upon the written request of the Owners sent to Agent and TERI. In addition, if FMC shall give notice of a Complete Securitization Transaction in which all Loans then-owned by Lender shall be purchased, Agent shall resign upon consummation of such Securitization Transaction.

               (ii) If Agent shall resign or be removed, the Owners shall have the right to select a replacement Agent by notice to Agent and TERI. In a Complete Securitization Transaction, the Securitization Indenture Trustee shall become the replacement Agent.

               (iii) Upon selection of any replacement of Agent, Agent shall assign all of the liens upon and security interests in all Collateral and all right, title and interest of the Agent under this Deposit and Security Agreement and any document necessary to consummate the transactions contemplated hereby, to the replacement Agent, without recourse to Agent or any Owner.

               (iv) No resignation or removal of Agent shall become effective until a replacement Agent shall have been selected as provided herein and shall have assumed in writing the obligations of Agent hereunder and under any document necessary to consummate the transactions contemplated hereby. In the event that a replacement Agent shall not have been selected as provided herein or shall not have assumed such obligations within 90 days after the resignation or removal of Agent, then Agent may apply to a court of competent jurisdiction for the appointment of a replacement Agent.

               (v) Any replacement Agent shall be a bank, trust company, or insurance company having capital, surplus and undivided profits of at least $100 million; PROVIDED, HOWEVER, that any Securitization Indenture Trustee may become an Agent as provided in
                       Section 4.

         (i) LIABILITY OF AGENT. In absence of gross negligence, willful misconduct or a breach of this Deposit and Security Agreement, Agent will not be liable to Owners, TERI or FMC for any action or failure to act or any error of judgment, negligence, mistake or oversight on its part or on the part of any of its officers, directors, employees or agents.

         (j) NO RELIANCE ON AGENT. Neither Agent nor any of its officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of Agent) shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall Agent or any such officer, director, employee or agent be liable to TERI, FMC or any Owner or responsible for (i) any warranties or recitals made by any party in this Deposit and Security Agreement, certificate, instrument or document executed by any party in connection therewith, (ii) the due or proper execution or authorization of this Deposit and Security Agreement by any party other than Agent, or the effectiveness, enforceability, validity, genuineness or collectibility as against any party of this Deposit and Security Agreement, certificate, instrument or document executed by any of the parties in connection therewith,
               (iii) the present or future solvency or financial worth of any party, or (iv) the value, condition, existence or ownership of any of the Collateral or the perfection of any lien upon or security interest in the Collateral whether now or hereafter held or granted) or the sufficiency of any action, filing, notice or other procedure taken or to be taken to perfect, attach or vest any lien or security interest in the Collateral. Except as may be required by Section 11(b) hereof, Agent shall not be required, either initially or on a continuing basis, to (A) make any inquiry, investigation, evaluation or appraisal respecting, or enforce performance by any party of, any of the covenants contained in this Deposit and Security Agreement or obligations of any party under any certificate, instrument or document executed by any of the parties in connection therewith, or (B) undertake any other actions (other than actions expressly required to be taken by it under this Deposit and Security Agreement). Nothing in this Deposit and Security Agreement or any certificate, instrument or document executed by any of the parties in connection therewith, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations, duties or responsibilities except as set forth in this Deposit and Security Agreement and therein. Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, telecopy or other paper or document given to it by any person reasonably and in good faith believed by it to be genuine and correct and to have been signed or sent by such person. Agent shall have no duty to inquire as to the performance or observance of any of the terms, covenants or conditions of this Deposit and Security Agreement. Except upon the direction of Owners pursuant to
               Section 11(b) of this Deposit and Security

               Agreement, Agent will not be required to inspect the properties or books and records of any party for any purpose, including to determine compliance by the parties with their respective covenants respecting the perfection of security interests.

         (k) LIMITED AGENCY. Agent, TERI, FMC and Owners agree that it is the intent of the FMC and Owners to limit the scope of the powers of Agent to the specific powers delegated hereunder, together with such powers as are reasonably incidental thereto, and Agent does not and shall not have any other right or authority to bind the FMC or any Owner or TERI in any other manner or thing whatsoever.

         (1) COMPENSATION. Agent shall be entitled to receive compensation in accordance with the fee schedule attached hereto as EXHIBIT B and shall be reimbursed for ordinary and necessary expenses, including legal fees. Such fees and expenses shall be charged to income on or, if insufficient, to principal of, the Pledged Account. Agent agrees to look solely to the Collateral for its compensation and expenses hereunder and neither FMC nor any Owner shall be responsible for the payment thereof, nor shall TERI have liability hereunder beyond the Collateral except as expressly provided herein.

         (m) MONTHLY REPORTS. Agent shall promptly provide TERI, FMC, Lender and any other Owners with a monthly summary of all investment activity with respect to the Pledged Account, all earnings or losses thereon, itemized accounts of disbursements made hereunder, and all expenses and fees reimbursed or paid to Agent, and a valuation of the Collateral as of end of the month.

         (n) NO DUTY TO INQUIRE. The Agent may rely and act upon any written direction delivered to it as provided herein, if purported to have been signed by TERI, FMC or an Owner, as appropriate. The Agent shall not be required to take notice, and shall not be deemed to have notice, of any fact or occurrence, unless the Agent has actual knowledge thereof. The Agent shall have no obligation to determine the correctness or truth of any statement set forth in any certificate delivered to the Agent hereunder.

         (o) FUNDS ADVANCED. Agent shall have no obligation to advance funds to purchase investments on behalf of the Pledged Account or TERI. If Agent does in fact advance funds, Agent shall notify TERI. If TERI fails to immediately reimburse Agent for such advance plus interest at Agent's Prime Rate from the date of advance, Agent shall sell or otherwise liquidate such investments in the Pledged Account to reimburse itself in full for same. "Prime Rate" means the fluctuating rate of interest which is publicly announced from time to time by Agent as its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Agent on fluctuating rate loans.

         12. POSSESSION OF COLLATERAL. Throughout the term of this Deposit and Security Agreement, possession of the Collateral shall be maintained by Agent, or its agent or nominee (if Agent so chooses from time to time), as necessary and appropriate to perfect Agent's security interest therein as provided in, and subject to the terms of, this Deposit and Security Agreement; PROVIDED, HOWEVER, that Agent shall at all times be responsible for the safekeeping of the Collateral and the acts of any such agent or nominee. If any part of the Collateral consists of "book-entry" securities, Agent shall have such securities held in the name of Agent at the appropriate Federal Reserve Bank or other depository, and Agent shall take such other actions as are necessary to maintain a prior perfected security interest in such "book-entry" securities in accordance with federal regulations or applicable law regarding "book-entry" securities.

         13. TERMINATION OF SECURITY INTERESTS. This Deposit and Security Agreement and the security interests under this Deposit and Security Agreement shall terminate when all amounts due and owing on account of, and all obligations and liabilities of TERI in respect of, the Secured Obligations shall have been fully performed, satisfied, and paid as provided in this Deposit and Security Agreement. At such time, Agent shall promptly reassign and deliver to TERI, without recourse or representation, against TERI's receipt, all Collateral then held by Agent. Agent shall promptly execute and cause to be filed termination statements in respect of any financing statements filed under this Deposit and Security Agreement. The security interests hereunder shall terminate as to all Collateral lawfully withdrawn by or paid to TERI hereunder, upon the occurrence of such withdrawal or payment.

         14.   REPRESENTATIONS AND WARRANTIES.

         (a)   Each party, with respect to itself, represents and warrants that:

               (i) The making and performance of this Deposit and Security Agreement and the activities contemplated hereby have been duly authorized by all necessary corporate action and do not and will not:

                       (A) violate any provision of law, or any regulation, order, decree, writ or injunction, or any provision of such party's charter or bylaws; or

                       (B) violate or result in the breach of, or constitute a default or require any consent under, any agreement or instrument by which it or any of its property may be bound or affected; and

               (ii) This Deposit and Security Agreement is the legal, valid and binding obligation of such party, enforceable in accordance with the terms hereof.

               (iii) There is no pending or threatened litigation that would, if resolved adversely to such party, adversely impact third party's ability to perform any of its obligations under this Deposit and Security Agreement or the Guaranty Agreement.

         (b) TERI represents and warrants that, except for the security interests of Agent created under this Deposit and Security Agreement, TERI is and will be the owner of the Collateral, whenever acquired or arising, free and clear of all liens, security interests, claims, encumbrances, charges, set-offs, defenses, and counterclaims.

         (c) The foregoing representations and warranties are subject to (i) the exercise of judicial discretion in accordance with the general principles of equity; (ii) the valid exercise of the police powers of the several states of the United States of America and of the constitutional powers of the United States of America and (iii) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally.

         15. COVENANTS OF TERI. TERI agrees and covenants with Lender and FMC as follows:

         (a) MAINTENANCE AND USE OF COLLATERAL. TERI shall not permit the Collateral to be used in violation of the Guaranty Agreement or this Deposit and Security Agreement.

         (b) TAXES. TERI shall, if so obligated, pay and discharge when due all taxes, assessments, license or permit fees, levies, and other charges upon the Collateral, and TERI shall, if so obligated, also pay and discharge when due all other taxes, levies, or assessments relating to its business which, if unpaid, might give rise to any penalty, security interest, lien, charge, levy, assessment, or encumbrance in, on or against the Collateral. The Collateral and all income and/or proceeds of the Collateral shall be, and be treated by TERI as being, the property of TERI, and TERI shall report the Collateral and all such proceeds as its sole property until, unless and except to the extent any of the Collateral is paid and transferred to an Owner pursuant to the Guaranty Agreement and this Deposit and Security Agreement.

         (c) NO ENCUMBRANCE. Except as otherwise expressly permitted in this Deposit and Security Agreement, TERI shall not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of or encumber any of the Collateral or any interest therein until all of the Secured Obligations are fully satisfied. TERI shall protect and defend the Collateral from and against any and all claims, demands, or legal proceedings brought or asserted by any party other than Agent.

         (d) MAINTENANCE OF SECURITY INTEREST. TERI agrees that it shall do all things Agent from time to time deems reasonably necessary to preserve and maintain the security interests of Agent under this Deposit and Security Agreement as a first priority lien in the Collateral and shall not permit the creation of any other lien, charge, security interest, or encumbrance in the Collateral. TERI agrees that it shall execute and deliver and, if requested by Agent, shall file or record, or cause to be filed or recorded, such notices, financing statements, continuation statements, certificates of title, and other documents, and shall deliver to Agent upon request therefor such securities, agreements, writings, documents, certificates, instruments, or other intangibles, as Agent reasonably deems necessary from time to time to perfect and maintain the perfection of the security interests of Agent under this Deposit and Security Agreement. All documents which are being filed or recorded shall be prepared by and in form and substance satisfactory to Agent and FMC. Agent, FMC or TERI shall have the right to file this Deposit and Security Agreement and any financing statement reflecting the content of this Agreement for record in any governmental office.

         (e)   RECORDS, STATEMENTS, AND RELATED DOCUMENTS. TERI agrees:

               (i) when reasonably requested to do so by Agent or FMC, to prepare and deliver to Agent and FMC a schedule in form satisfactory to Agent, certified by an authorized officer of TERI, listing all Collateral and the location thereof;

               (ii) to keep accurate and complete records at all times in respect of the Collateral and to deliver to Agent and FMC copies of such records and such other information regarding the Collateral which Agent or FMC may reasonably request; and

               (iii) that at any reasonable time during TERI's normal business hours, and after reasonable notice (at least three (3) business days), Agent, FMC or their authorized representatives may enter the premises of TERI to inspect and copy the books and records of TERI, all of which records shall be kept at the principal offices of TERI, except as permitted under paragraph (f) below. Any such examination or inspection shall be at the expense of the party requesting such examination or inspection, unless there is then existing a default under this Deposit and Security Agreement, or unless the examination or inspection is the result of a notice (other than a notice of name change) given by TERI pursuant to paragraph (g) below, or unless the examination or inspection uncovers a default not cured within thirty (30) days hereunder, in which case such examination or inspection shall be at TERI's expense.

         (f) LOCATION. The principal office of TERI is located at 330 Stuart Street, Suite 500, Boston, Massachusetts 02116-5237, and all books of account and records relating to the collateral and TERI's business are located at TERI's principal office. TERI shall not, without giving Agent and FMC at least ten (10) days prior written notice, change the location of any of the Collateral or the location at which it does business, including, without limitation, the location at which any books of account or records relating to the Collateral and TERI's business are kept.

         (g) NOTICE. TERI shall promptly notify Agent and FMC of any change in TERI's name or any physical loss, destruction, or damage to any material portion of the Collateral. TERI shall also promptly notify Agent and FMC of any default hereunder.

         (h) FURTHER INFORMATION. TERI shall execute and deliver, or cause to be executed and delivered, to Agent, in a form satisfactory to Agent, TERI's certification of its tax identification number, its direction under 17 C.F.R 240.146.2 and such other documents as Agent shall reasonably request to perform its obligations hereunder.

         16. WAIVER. No delays or omissions by either party in exercising or enforcing any of its respective rights, remedies, powers, privileges and discretions ("Rights and Remedies") shall operate as or constitute a waiver of any such Rights and Remedies. No waiver by a party of any default under this Deposit and Security Agreement or the Guaranty Agreement shall operate as a waiver of any other default under the Deposit and Security Agreement. No single or partial exercise by a party of any of its Rights and Remedies shall preclude the other of further exercise of such Rights and Remedies. No waiver or modification of a party's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All Rights and Remedies shall be cumulative and not alternative or exclusive, and a party may exercise any such Rights and Remedies or any of them at such time or times and in such order of preference as that party in its sole discretion may determine.

         17.   [Intentionally Omitted.]

         18. CONFIDENTIALITY. The parties acknowledge that this Deposit and Security Agreement contains confidential information and agree not to disclose any of the terms and conditions relating to this Deposit and Security Agreement and the Pledged Account without the prior express written consent of the others. The provisions of the foregoing sentence to the contrary notwithstanding, any such information may be disclosed to any employees, officers, directors or representatives of the parties to effect the purpose of the [PRODUCT NAME] Loan Programs and to the attorneys and accountants of the parties on a confidential basis. This provision shall, further, not be construed to prohibit the disclosure of any information relating to this Deposit and Security Agreement
(a) that is now or in the future becomes public information, (b) as may be required by applicable law or this Deposit and Security Agreement or the Guaranty Agreement, (c) to the underwriters and rating agencies, their employees, agents and attorneys and to such others as Owners may determine necessary (including regulators and potential investors in a private or public offering) in connection with the sale, securitization or other financing of any of the Loans, and (d) as necessary to perfect or enforce the security interest in the Collateral granted hereunder.

         19. CHOICE OF LAW. This Deposit and Security Agreement shall be governed and construed in accordance with Massachusetts law, without regard to principles of conflict of laws. The parties each consent to jurisdiction in the appropriate Court Department for Suffolk County, located in Boston, Massachusetts, and the United States District Court for the District of Massachusetts, as judicial forums within which any action to enforce the provisions hereof or any disputes arising under this Deposit and Security Agreement may be brought.

         20. SEVERABILITY. If at any time one or more provisions of this Deposit and Security Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         21. ASSIGNMENT. This Deposit and Security Agreement may not be assigned by any party without the others' prior express written consent, except as may be required pursuant to Section 4 or permitted pursuant to this Section
21. Any other provision in this Deposit and Security Agreement to the contrary notwithstanding, TERI, Agent, Lender and FMC agree that Lender shall not be required to obtain the consent of Agent, TERI or FMC to Lender's sale to any third party lender and/or investor or other purchaser of any portion or all of the Loans; nor shall any such sale of the Loans constitute or be deemed a default under this Deposit and Security Agreement or invalidate in any way the terms and provisions of the Guaranty Agreement.

         22. HEADINGS. The section headings used in this Deposit and Security Agreement are for convenience of reference only and are not to affect the construction or to be taken into consideration in interpreting this Deposit and Security Agreement.

         23. AMENDMENT. This Deposit and Security Agreement may be amended or modified only by the written agreement of TERI, Agent, on behalf of Owners, and FMC.

         24. NOTICES. All notices under this Deposit and Security Agreement shall be sent by any means requiring receipt signature, or if by facsimile confirmed by first-class mail, postage or other delivery charge prepaid to

TERI:

The Education Resources Institute, Inc.
330 Stuart Street
Boston, Massachusetts 02116-5237
Attention: Paul C. McCarty, Senior Vice President and if such notice regards a default hereunder, with a copy to:

William S. Strong, Esq.
Kotin, Crabtree & Strong, LLP
One Bowdoin Square
Boston, Massachusetts 02114-2919

Lender:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 and if such notice regards a default hereunder, with a copy to:


-----------------------

-----------------------

-----------------------

-----------------------


FMC:

The First Marblehead Corporation
Attn: Daniel Maxwell Meyers
Chairman, CEO
30 Little Harbor
Marblehead, MA  01945

and if such notice regards a default hereunder, with a copy to:

Richard P. Hackett, Esq.
Pierce Atwood
One Monument Square
Portland, ME 04101

Agent:

------------------

------------------

------------------


------------------
and if such notice regards a default hereunder, with a copy to:


------------------

------------------

------------------

------------------


Any party may, by notice to the other parry in accordance with this section, designate a different address for notices thereafter under this Deposit and Security Agreement.

         25. NON-BUSINESS DAYS. Any action required or permitted to be taken or done hereunder on a day which is not a business day in the Cities in which the principal offices of Agent, TERI and FMC are located may be taken or done on the next business day with the same effect as if taken or done on such non-business day.

         26. BENEFIT OF OWNERS. This agreement is for the benefit not only of Lender and FMC but also of the Owners from time to time, and its provisions may be enforced by such Owners.

         27. COUNTERPARTS. This Deposit and Security Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together be deemed a single agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Deposit and Security Agreement to be executed by their respective officers, being first duly authorized, as of the day and year first above written.

THE EDUCATION RESOURCES INSTITUTE, INC.

By:
   ---------------------------

LENDER:
       ----------------------

By:
   ---------------------------


THE FIRST MARBLEHEAD CORPORATION


By:
   ---------------------------


AGENT:
      --------------------------------------

By:
   ---------------------------

                                    EXHIBIT F
                                       TO
                         MASTER LOAN GUARANTY AGREEMENT

                               ACCESSION AGREEMENT

                                [SUB TRUST NAME]

                                                    ______________________, 2001

[XYZ, TRUSTEE
ADDRESS]

Ladies and Gentlemen:

         We refer to the Securitization Trust Agreement, dated as of _____________________ (the "Trust Agreement"), between The National Collegiate Trust (the "Company") and XYZ (in its capacity as trustee thereunder, the "Owner Trustee"). We propose to acquire a beneficial interest in Sub Trust Name, a Delaware business trust (the "Trust") formed pursuant to the Trust Agreement. Capitalized terms used herein without definition have the meanings given them in the Trust Agreement.

         1. We understand that our Trust Certificate is not being registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities or "Blue Sky" law, and is being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act and any applicable state laws.

         2. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Trust, we are able to bear the economic risk of investment in the Trust, and we are an "accredited investor" as defined in Regulation D under the 1933 Act.

         3. We acknowledge that none of the Trust, the Company or the Owner Trustee has advised us concerning the federal or state income tax consequences of owning a beneficial interest in the Trust, including the tax status of the Trust or the likelihood that distributions from the Trust would be characterized as "unrelated business income" for federal tax purposes, and we have consulted with our own tax advisor with respect to such matters.

         4. We are acquiring our Trust Certificate for our own account and not for the benefit of any other person and not with a view to any distribution of our beneficial interest in the Trust, subject to the understanding that disposition of our property shall at all times be and remain within our control.

         5. We agree that our beneficial interest in the Trust must be held indefinitely by us unless subsequently registered under the 1933 Act and any applicable state securities or "Blue

Sky" law or unless exemptions from the registration requirements of the 1933 Act and applicable state laws are available.

         6. We agree that in the event that at some future time we wish to dispose of or exchange any of our beneficial interest in the Trust, we will not transfer or exchange any of our beneficial interest in the Trust unless we have obtained the prior written consent to such transfer or exchange pursuant to [THE APPLICABLE SECTION] of the Trust Agreement, and either:

                       A. (1) the transfer or exchange is made to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as this letter is executed promptly by such Eligible Purchaser, and (3) all offers or solicitations in connection with the sale (if a sale), whether made directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                       B. our beneficial interest in the Trust is sold in a transaction that does not require registration under the 1933 Act and any applicable state "Blue Sky" law.

         "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein.

         7. We understand that our Trust Certificate bears a legend to substantially the following effect:

         THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS. THE TRANSFER OF THIS TRUST CERTIFICATE WILL NOT BE EFFECTIVE UNLESS THE TRANSFEREE HAS DELIVERED TO THE OWNER TRUSTEE A LETTER IN THE FORM REQUIRED BY SECTION [APPLICABLE REFERENCE] OF THE TRUST AGREEMENT AND THE TRANSFEREE PROVIDES THE OWNER TRUSTEE WITH EVIDENCE SATISFACTORY TO THE OWNER TRUSTEE DEMONSTRATING THE TRANSFEROR'S COMPLIANCE WITH SECTION [APPLICABLE REFERENCE] OF THE TRUST AGREEMENT.

         8. We agree to be bound by all the terms and conditions of our Trust Certificate and the Trust Agreement.

                                         Very truly yours,

                                         THE EDUCATION RESOURCES INSTITUTE, INC.


                                         BY:
                                            ------------------------------------
                                            NAME:
                                                 -------------------------------
                                            TITLE:
                                                 -------------------------------

ACCEPTED AND ACKNOWLEDGED THIS
_____ DAY OF ___________, 2001.

XYZ,
NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS OWNER TRUSTEE

BY:
   ------------------------------------
   NAME:
        -------------------------------
   TITLE:
        -------------------------------